February 3 2010


Securities  exchange Commission
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing One 1
Ordinary Share of
       Thomson S.A. Form F6
File No. 333137986


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against which
American Depositary Receipts are to be
issued we attach a copy of the new
prospectus Prospectus reflecting the
change in name and par value to
Technicolor par value 0.1000.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised name and par value for Thomson S.A.

The Prospectus has been revised to
reflect the new par value and name
and has been overstampted with

 Effective February 3 2010 the
Companys Name and par value
Changed to Technicolor par value
0.1000.


Please contact me with any questions or
comments at 212 8152207

Daniel Egan
Vice President
The Bank of New York Mellon  ADR
Division
Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance








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